SETTLEMENT AGREEMENT

THIS AGREEMENT dated for reference the 31st of May, 2010.

BETWEEN:

LEXARIA CORP., a company duly incorporated under the laws of the State of Nevada and having its registered and records office at Suite 950 - 1130 West Pender Street, Vancouver, BC, V6E 4A4  Ph 604-602-1675  FAX 604-685-1602

(the “Company”)

OF THE FIRST PART

AND:

ENERTOPIA CORP, (FORMERLY GOLDEN ARIA CORP) a company duly incorporated under the laws of the State of Nevada and having an office at Suite 1004 – 1708 Dolphin Ave, Kelowna BC, V1Y 9S4  Ph 250-717-0977  FAX 250-717-0677

(the “Assignee”)

OF THE SECOND PART

WHEREAS:

A.

The Assignee on or about August 28, 2009, entered into an assignment agreement with the Company whereby the Assignee paid a fee of US$59,987.13 to earn a 19.25% share of the Company’s  32% interest in a proposed oil well to be drilled in Wilkinson County, Mississippi (the “Assigned Interest”).

B.

As of the date of this Settlement Agreement, the oil well has not been drilled, due to weather conditions beyond the Company’s control. There is some doubt as to when or if this well will be drilled in any reasonable time period.

C.

The Assignee and the Company wish to settle the existing Assigned Interest by making such assignment null and void, and issuing common shares and warrants of the Company in exchange for the $59,987.13 earlier received by the Company.

NOW THEREFORE WITNESSETH that in consideration of the premises and of the covenants and agreements set out herein, the parties hereto covenant and agree as follows:

1.

ACKNOWLEDGMENT OF CLAIM

1.1

The Company acknowledges and agrees that it holds US$59,987.13 furnished to it by the Assignee.

2.

ALLOTMENT AND ISSUANCE OF SECURITIES

2.1

The Company agrees to allot and issue to the Assignee 499,893 restricted shares in the capital of the Company (the “Shares”) at a deemed price of US$0.12 per Share for each US$0.12 of the claim amount, and for each such share so issued, will issue one warrant to purchase a further share of the Company at a price of US$0.20 per share for a term of two years (the “Warrants”) as full and final settlement of the US$59,987.13.

2.2

The Assignee hereby agrees that, upon delivery of the Shares and the Warrants by the Company in accordance with the provisions of this Agreement, that the claim will be fully satisfied and extinguished effective as of the date set out above, and the Assignee will remise, release and forever discharge the Company and its directors, officers and employees from any and all obligations relating to the Assigned Interest and the original oil well assignment dated August 28, 2009.

2.3

The Assignee hereby agrees that, upon delivery of the Shares and the Warrants by the Company in accordance with the provisions of this Agreement, that the Assigned Interest shall revert back to the Company and that the Assignee shall have no claim over the Assigned Interest.

3.

REGULATORY RESTRICTIONS

3.1

The Assignee acknowledges to the Company that:

(a)

the Company is relying on exemptions from the registration requirements of the U.S. Securities Act of 1933.  The shares and warrants have not been registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless registered under such Act or an exemption from the registration requirements of such act, as available.

(b)

the Assignee will be the beneficial owner of the Shares;

(c)

the Shares are not being acquired as a result of any material information that has not been generally disclosed to the public;

(d)

with respect to the issuance of the Shares and the Warrants, the Company is relying on the exemption from the prospectus and registrations requirements provided by Section 2.13 – Petroleum, Natural Gas and Mining Properties as provided in National Instrument 45-106 Prospectus and Registration Exemptions;

(e)

the Assignee is an accredited investor; and

(f)

the Assignee will seek its own independent legal advice as to any restrictions imposed by the U.S. Securities Act of 1933 on the Assignee respecting disposition of the Shares.

(g)

the Shares  and Warrants to be issued in satisfaction of the debt will be subject to the following legend:

“The securities evidenced by this certificate have not been registered under the United States Securities Act of 1933, as amended, or any applicable U.S. State securities law, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred or disposed of unless (a) there is an effective registration statement under such act and applicable United States State securities laws covering any such transaction involving said securities, or (b) this corporation receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for this corporation) stating that such transaction is exempt from registration, or (c) this corporation otherwise satisfies itself that such transaction is exempt from registration.

Unless permitted under securities legislation, the holder of this security must not trade the security before October 5, 2010”

4.

GENERAL PROVISIONS

4.1

Time shall be of the essence of this Agreement.

4.2

The Company and the Assignee shall execute such further assurances and other documents and instruments and shall do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

4.3

The provisions herein contained constitute the entire agreement between the parties and supersede all previous understandings, communications, representations and agreements, whether written or verbal, between the parties with respect to the subject matter of this Agreement.

4.4

This Agreement shall be governed by and construed in accordance with the laws of the United States.

4.5

All dollar amounts referred to in this Agreement have been expressed in United States currency, unless otherwise indicated.

4.6

This Agreement shall enure to the benefit of and be binding upon each of the parties and their respective heirs, executors, administrators, successors and assigns, as the case may be.

IN WITNESS WHEREOF the parties hereto have executed these present on the 31st day of May, 2010.

ENERTOPIA CORP. Authorized Signatory Authorized Signatory	) ) ) ) ) ) ) ) ) ) )

LEXARIA CORP. Authorized Signatory Authorized Signatory	) ) ) ) ) ) ) ) ) ) ) )